SECOND AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF ADDING ADDITIONAL ACQUIRED FUND(S)

February 22, 2023

GPS Funds II
c/o AssetMark, Inc.
1655 Grant Street, 10th Floor Concord, CA 94520

RE:    Addition of Acquired Fund(s) to Fund of Funds Investment Agreement Dear Sirs and Madams:
This amendment (“Amendment”) will confirm the agreement between the undersigned (each an “Acquired Trust” and collectively, the “Acquired Trusts”) and GPS Funds II (the “Acquiring Trust”) as follows. Capitalized terms used herein but not otherwise defined shall have their respective meanings ascribed to them in the Agreement (defined below).

WHEREAS, the Acquiring Trust and Acquired Trusts (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022, as amended (the “Agreement”), each on behalf of its separate series listed on Schedule A and Schedule B, respectively, of the Agreement, severally and not jointly;

WHEREAS, the Parties desire to amend Section 7 of the Agreement to permit the addition of additional series as Acquired Fund(s) (“New Acquired Fund(s)”) to Schedule B by written notice;

WHEREAS, the Parties desire to amend Schedule B of the Agreement to add New Acquired Fund(s) pursuant to Section 8 of the Agreement;

WHEREAS, Section 8 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.Section 7 – “Addition of New Acquiring Funds and Removal of Acquired Funds’ of the Agreement is deleted in its entirety and replaced with the following:

Schedule A lists the Acquiring Funds in existence as of the date of this Agreement, and Schedule B lists the Acquired Funds in existence as of the date of this Agreement. Additional Acquiring Funds may be added to Schedule A ~~and additional Acquired Funds may be added to Schedule B~~ from time to time pursuant to Section 8(e) of this Agreement.

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Notwithstanding anything herein to the contrary, additional Acquired Funds may be added to Schedule B from time to time by the applicable Acquired Trust upon written notice to the Acquiring Trust. Notwithstanding anything herein to the contrary, Acquired Funds may be removed from Schedule B by the applicable Acquired Trust upon 60 days’ advance written notice to the relevant Acquiring Trust(s) pursuant to Section 8(b) of this Agreement. The parties agree that in the event any such newly added Acquiring Fund wishes to invest in an Acquired Fund in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule, such investment shall be governed by the terms of this Agreement.

2.Notwithstanding the forgoing, Schedule B that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached to this Amendment.

3.Consistent with each Party’s Rule compliance obligations as described in the Agreement and to the extent necessary, each Party represents and warrants that its investment adviser has made any evaluations and findings required by the Rule in connection with investment by the Acquiring Fund(s) in the New Acquired Fund(s), or will do so prior to the time that the Rule would require such evaluations and findings.

4.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

5.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

PIMCO ETF Trust, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:	/s/ Eric Johnson
Name:	Eric Johnson
Title	President

PIMCO Equity Series, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:	/s/ Eric Johnson
Name:	Eric Johnson
Title	President

SCHEDULE B - LIST OF ACQUIRED FUNDS

PIMCO ETF Trust

Fixed Income Index Funds
•PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund
•PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund
•PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund
•PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund
•PIMCO Broad U.S. TIPS Index Exchange-Traded Fund
•PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund

Actively-Managed Funds
•PIMCO Active Bond Exchanged-Traded Fund
•PIMCO Enhanced Short Maturity Active Exchange-Traded Fund
•PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund
•PIMCO Enhanced Low Duration Active Exchange-Traded Fund
•PIMCO Senior Loan Active Exchange-Traded Fund
•PIMCO Preferred and Capital Securities Active Exchange-Traded Fund

PIMCO Equity Series

Equity Index Funds
•PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF
•PIMCO RAFI Dynamic Multi-Factor International Equity ETF
•PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF
•PIMCO RAFI ESG U.S. ETF

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